EXHIBIT 10.31
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SECOND AMENDED AND RESTATED SECURITY AGREEMENT, dated December 31, 1997
("Security Agreement"), made by FiberMark Office Products, LLC, a Vermont limited liability company ("Lessee") to The CIT Group/Equipment Financing, Inc. ("Lessor").

                             PRELIMINARY STATEMENTS

            1. Reference is made to the Amended and Restated Security Agreement, dated as of December 31, 1996, made by Specialty Paperboard, Inc., a Delaware corporation ("Specialty Paperboard") to Lessor (the "December 1996 Agreement").

            2. To the extent this Security Agreement amends the December 1996 Agreement, the December 1996 Agreement is amended, and to the extent this Security Agreement restates the December 1996 Agreement, the December 1996 Agreement is restated.

            3. Reference is made to each of (a) the Lease Agreement, dated as of April 29, 1994, between Specialty Paperboard, as Lessee, and the Lessor, as Lessor, as supplemented and amended by that certain Lease Supplement No. 1, dated as of April 29, 1994, that certain First Amendment to Lease Agreement, dated as of September 29, 1995, that certain Second Amendment to Lease Agreement, dated as of December 29, 1995, as otherwise amended, modified or supplemented from time to time, and as assigned and assumed pursuant to the Assignment and Assumption Agreement--NY, dated December 31, 1997, by and between FiberMark, Inc. ("FiberMark") and Lessee, (the "Lease Agreement") and (b) the Third Amended and Restated Financing Agreement and Guaranty, dated December 31, 1997, among FiberMark, FiberMark Durable Specialties, Inc., FiberMark Filter and Technical Products, Inc., and Lessor, The CIT Group/Business Credit, Inc. ("CITBC"), the other lenders that may, subsequent to the date hereof, purchase from CITBC a portion of its rights and obligations under such Financing Agreement pursuant to, and in accordance with the terms and provisions thereof (CITBC and such other lenders each individually a "Lender" and collectively the "Lenders"), and CITBC as agent for the Lenders (the "Agent") (as it may hereafter be amended, modified or supplemented from time to time, being the "Financing Agreement"). The terms defined in the Lease Agreement and not otherwise defined in this Security Agreement which are used in this Security Agreement shall have the meanings set forth in the Lease Agreement. All other capitalized terms shall have the meanings as set forth in Annex I attached hereto.

            4. As an inducement for the Lessor to maintain its obligations under the Lease Agreement, Lessee shall have granted the security interests contemplated by this Security Agreement.

            NOW, THEREFORE, in consideration of the mutual obligations contained in the Lease Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessee hereby agrees as follows:

            ARTICLE XVI. Grant of Security. The Lessee hereby grants to the Lessor a security interest in and on all of the Lessee's right, title and interest in and to all of the following, whether now owned or hereafter acquired or existing (the "Collateral"):

            Section 16.01. All present and hereafter acquired machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, located on the Brattleboro, Vermont property owned by Lessee, together with
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all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort (any and all such equipment, parts and accessions being the "Equipment");

            Section 16.02. All present and hereafter acquired merchandise, inventory and goods held for sale or lease or to be furnished under contracts of service, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort (any and all such inventory, accessions, products being the "Inventory");

            Section 16.03. All of the now existing and future: (i) right to payment for goods sold by or services rendered by the Lessee, including all accounts arising from sales or rendition of services made under any of the Lessee's trade names or styles, or through any of the Lessee's divisions; regardless of how such right is evidenced, whether secured or unsecured, or now existing or hereafter arising (whether or not specifically listed on schedules furnished to the Lessor) (the "Accounts Receivables"), and any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all accounts created by or arising from all of the Lessee's sales of goods or rendition of services to its customers, (ii) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (iv) reserves and credit balances arising hereunder; (v) guarantees or collateral for any of the foregoing; (vi) insurance policies or rights relating to any of the foregoing; and (vii) cash and non-cash proceeds of any and all the foregoing;

            Section 16.04. The Lessee's fee and/or leasehold interests in the real property of the Lessee located at Brattleboro, Vermont which has been encumbered, mortgaged, pledged or assigned to the Lessor or to the Lessor's designee, pursuant to the Mortgage (Brattleboro, Vermont);

            Section 16.05. and all Proceeds of the foregoing.

            The security interests granted hereunder shall extend and attach to:

            1. All Collateral which is presently in existence and which is owned by the Lessee or in which the Lessee has any interest, whether held by the Lessee or others for its account, and, if any Collateral is Equipment, whether the Lessee's interest in such Equipment is as owner or lessee or conditional vendee;

            2. All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

            3. All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Lessor or the Lessee from the Lessee's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Lessee,


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or to the sale, promotion or shipment thereof.

            ARTICLE XVII. Security for Lease Obligations. The Collateral secures the prompt and complete payment when due and performance of all the Lease Obligations.

            ARTICLE XVIII. The Lessee Remains Liable. Anything herein to the contrary notwithstanding, (a) the Lessee shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Lessor of any of the rights hereunder shall not release the Lessee from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Lessor shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Lessor be obligated to perform any of the obligations or duties of the Lessee thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            ARTICLE XIX. Representations and Warranties. The Lessee represents and warrants to the Lessor as follows:

            Section 19.01. All of the Inventory is located at the places specified in Schedule I hereto. The chief place of business and chief executive office of the Lessee and the office where the Lessee keeps its records concerning Accounts Receivable are located at the address specified on Schedule I hereto. All originals of all chattel paper which evidence Accounts Receivable have been delivered to the Lessor. None of the Accounts Receivable are evidenced by a promissory note or other instrument.

            Section 19.02. This Security Agreement has been duly executed and delivered by the Lessee and constitutes a legal, valid and binding obligation of the Lessee enforceable in accordance with its terms and will not: (i) require any consent or approval of its members; (ii) contravene its articles of organization or operating agreement; (iii) violate any provision of, or require any filing (other than the filing of the financing statements contemplated by the Security Documents), registration, consent or approval under any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such limited liability company; or (iv) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Lessee is a party or by which it or its properties may be bound or affected.

            Section 19.03. The Lessee owns the Collateral free and clear of any Lien, except for (i) the security interest created by this Security Agreement and (ii) Liens granted in connection with or permitted pursuant to the Financing Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (i) such as may have been filed in favor of the Lessor relating to this Security Agreement and (ii) such as may have been filed in favor of the Agent relating to the Financing Agreement.

            Section 19.04. The Lessee conducts no business under any name or trade name other than its proper limited liability company name.


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            Section 19.05. The Lessee has exclusive possession and control of the Equipment and Inventory.

            Section 19.06. As of the date of this Security Agreement, this Security Agreement creates a continuing Lien in the Collateral, securing the payment of the Lease Obligations, all other actions necessary or desirable to perfect and protect such security interest have been duly taken.

            Section 19.07. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the grant by the Lessee of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by the Lessee or
(ii) for the perfection of or the exercise by the Lessor of their respective rights and remedies hereunder.

            Section 19.08. The Taxpayer Identification Number of the Lessee is
_________.

            ARTICLE XX. Further Assurances.

            Section 20.01. The Lessee agrees that from time to time, at the expense of the Lessee, the Lessee will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lessor may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lessor to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Lessee will: (i) mark conspicuously each document and agreement included in the Collateral and, at the request of the Lessor, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Lessor indicating that such Collateral is subject to the security interest granted hereby; (ii) if any Account Receivable shall be evidenced by a promissory note or other instrument or chattel paper deliver such to the Lessor duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Lessor; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lessor may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

            Section 20.02. The Lessee hereby authorizes the Lessor to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Lessee where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

            Section 20.03. The Lessee will furnish to the Lessor from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lessor may request, all in reasonable detail.

            Section 20.04. The Lessee will defend the Collateral against all claims and demands of all Persons (other than the Lessor) claiming an interest therein. The Lessee will pay promptly when due all property and other taxes, assessments and


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governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent where there is a Good Faith Contest to the validity thereof. In connection with any such Good Faith Contest the Lessee will, at the request of the Lessor, promptly provide a bond, cash deposit or other security reasonably satisfactory to protect the security interest of the Lessor should such Good Faith Contest be unsuccessful.

            Section 20.05. In furtherance of the continuing assignment and security interest in the Lessee's Accounts, the Lessee will, upon the creation of Accounts, execute and deliver to the Lessor in such form and manner as the Lessor may reasonably require, solely for the Lessor's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as the Lessor may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as the Lessor may reasonably require. In addition, upon the Lessor's request, the Lessee shall provide the Lessor with copies of agreements with, or purchase orders from, the Lessee's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Lessor may reasonably require. Failure to provide the Lessor with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Lessee hereby authorizes the Lessor to regard its printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Lessee's authorized officers or agents.

            Section 20.06. The Lessee hereby represents and warrants that (i) each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Lessee in the ordinary course of its business; (ii) the goods and inventory being sold and the Accounts created are the exclusive property of the Lessee and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; (iii) the invoices evidencing such Accounts are in the name of the Lessee; and (iv) the customers of the Lessee have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which the Lessee has advised the Lessor pursuant to Section 5(h) of this Security Agreement. The Lessee confirms to the Lessor that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Lessee or when due and than none of said taxes or fees represent a lien on or claim against the Accounts. The Lessee also warrants and represents that it is a duly and validly existing corporation and is qualified in all states and provinces where the failure to so qualify would have an adverse effect on the business of the Lessee or the ability of the Lessee to enforce collection of Accounts due from customers residing in such locations. The Lessee agrees to maintain such books and records regarding Accounts as the Lessor may reasonably require and agrees that the books and records of the Lessee will reflect the Lessor's interest in the Accounts. All of the books and records of the Lessee will be available to the Lessor at normal business


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hours, including any records handled or maintained for the Lessee by any other company or entity.

            Section 20.07. Until the Lessor has advised the Lessee to the contrary after the occurrence of an Event of Default, the Lessee may and will enforce, collect and receive all amounts owing on the Accounts for the Lessor's benefit and on the Lessor's behalf, but at the Lessee's expense; such privilege shall terminate automatically upon the institution by or against the Lessee of any proceeding under any bankruptcy or insolvency law or, at the election of the Lessor, upon the occurrence of any other Event of Default and until such Event of Default is waived. Any checks, cash, notes or other instruments or property received by the Lessee with respect to any Accounts shall be held by the Lessee in trust for the Lessor, separate from the Lessee's own property and funds, and immediately turned over to the Lessor with proper assignments or endorsements by deposit to the Depository Accounts. All amounts received by the Lessor in payment of Accounts will be credited to the Lessee's accounts upon the Lessor's receipt of "collected funds" at the Lessor's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 p.m. (New York time) or on the next succeeding Business Day if received no later than 1:00 p.m. (New York time). No checks, drafts or other instrument received by the Lessor shall constitute final payment to the Lessor unless and until such instruments have actually been collected.

            Section 20.08. The Lessee agrees to notify the Lessor promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Lessee agrees that it shall issue credit memoranda promptly (with duplicates to the Lessor upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until the Lessor has notified the Lessee that an Event of Default has occurred and that all future credits or allowances are to be made only after the Lessor's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived and on notice from Lessor, the Lessee agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Lessee, marked with the Lessor's name and held by the Lessee for the Lessor's account as owner.

            Section 20.09. The Lessee will be credited with all amounts received by the Lessor from the Lessee or from others for the Lessee's account, including, as set forth above, all amounts received by the Lessor in payment of assigned Accounts and such amounts will be applied to payment of the Lease Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Lessee be a prerequisite to the Lessor's right to demand payment of any Lease Obligation. Further, it is understood that the Lessor shall have no obligation whatsoever to perform in any respect any of the Lessee's contracts or obligations relating to the Accounts. After the end of each month, the Lessor shall promptly send the Lessee a statement showing the accounting for the charges and other transactions occurring between the Lessor and the Lessee during that month. The monthly statements shall be deemed


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correct and binding upon the Lessee and shall constitute an account stated
between the Lessee and the Lessor unless the Lessor receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

            ARTICLE XXI. As to Equipment and Inventory. The Lessee shall:

            Section 21.01. Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Schedule I hereto or, upon 30 days' prior written notice to the Lessor, at such other places in jurisdictions where all action required by
Section 5 shall have been taken with respect to the Inventory;

            Section 21.02. Cause the Equipment necessary for the conduct of its business to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end;

            Section 21.03. Safeguard, protect and hold all Inventory for the Lessor's account and make no disposition thereof except in the regular course of the business of the Lessee as herein provided. Until the Lessor has given the Lessee notice to the contrary, as provided for below, any Inventory may be sold and shipped by the Lessee to its customers in the ordinary course of the Lessee's business, on open account and on terms currently being extended by the Lessee to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to the Lessor in accordance with Section 5(g) of this Security Agreement. The Lessor shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived, in which event no further disposition shall be made of the Inventory by the Lessee without the Lessor's prior written approval. Cash sales or sales of Inventory in which a Lien upon, or security interest in, Inventory is retained by the Lessee shall be made by the Lessee only with the approval of the Lessor, and the proceeds of such sales or sales of Inventory for cash shall not be commingled with the Lessee's other property, but shall be segregated, held by the Lessee in trust for the Lessor as the Lessor's exclusive property, and shall be delivered immediately by the Lessee to the Lessor in the identical form received by the Lessee by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Lessee's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Lessor shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation;

            Section 21.04. Limit use of the Equipment only to the Lessee in its business and not hold the Equipment for sale or lease (except as provided for in the


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Lease Agreement), or remove the Equipment from its premises, or otherwise dispose of the Equipment without the prior written approval of the Lessor. The Lessee will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for sales of assets permitted by this Security Agreement and as otherwise permitted under the Lease Agreement. Concurrently with any such permitted disposition, the property acquired by a transferee in such disposition shall automatically be released from the security interest created by this Security Agreement (the "Security Interest"). It is acknowledged and agreed that notwithstanding any release of property from the Security Interest in accordance with the foregoing provisions of this Section, the Security Interest shall in any event continue in the proceeds of Collateral. The Lessor shall promptly execute and deliver (and, when appropriate, shall cause any separate agent, co-agent or trustee to execute and deliver) any releases, instruments or documents reasonably requested by the Lessee to accomplish or confirm the release of Collateral provided by this Section. Any such release of Collateral provided by the Lessor shall specifically describe that portion of the Collateral to be released, shall be expressed to be unconditional and shall be without recourse or warranty (other than a warranty that the Lessor has not assigned its rights and interests to any other Person). The Lessee shall pay all of the Lessor's out-of-pocket expenses in connection with any release of Collateral.

            The Lessee agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the Lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Lessee also agrees to safeguard, protect and hold all Equipment for the Lessor's account and make no disposition thereof unless the Lessee first obtains the prior written approval of the Lessor. Any sale, exchange or other disposition of any Equipment shall only be made by the Lessee with the prior written approval of the Lessor, and the proceeds of any such sales shall not be commingled with the Lessee's other property, but shall be segregated, held by the Lessee in trust for the Lessor as the Lessor's exclusive property, and shall be delivered immediately by the Lessee to the Lessor in the identical form received by the Lessee by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, the Lessor shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything hereinabove contained to the contrary, the Lessee may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Lessee's operations, provided, however, that (i) the then book value of the Equipment so disposed of does not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any Fiscal Year and (ii) the proceeds of such sales or dispositions are delivered to the


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Lessor in accordance with the foregoing provisions of this paragraph, except that the Lessee may retain and use such proceeds to purchase forthwith replacement Equipment which the Lessee determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not waived;

            Section 21.05. Covenant that, except for the Permitted Encumbrances, and in the case of general intangibles, the rights of third parties from which such general intangibles are derived, the Lessee is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or Liens in favor of others other than the Liens in favor of the Agent; that the Lessee will at its expense forever warrant and, at the Lessor's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances. The Lessee will not grant, create or permit to exist, any Lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other Person other than the holders of the Permitted Encumbrances.

            The Lessee will not (i) change the location of its chief executive office/chief place of business from that specified in Schedule I attached hereto, or remove its books and records from the location specified in Schedule I, (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on such Schedule I hereto or (iii) change its name (including the adoption of any new trade name), identity or corporate structure unless it shall have provided at least thirty (30) days prior written notice to the Lessor of any such change. The Lessee will from time to time notify the Lessor of each location at which any amount of the Collateral or such books and records are to be kept including for temporary processing, storage or similar purposes. The Lessee shall not remove any amount of Collateral or such books or record to a location not set forth on Schedule I or otherwise keep any amount of Collateral (other than Real Estate, to the extent described in Schedule II hereto) at a location not set forth on Schedule I unless, not less than thirty (30) days prior to the day such removal or other change occurs the Lessee shall give written notice to the Lessor of such removal or other change and the new location of such Collateral or such books and records. No action requiring notice to the Lessor under this paragraph shall be effected until such filings and other measures required under applicable Law to continue uninterrupted the perfected security interest and Lien of the Lessor in the Collateral affected thereby shall have been taken, and until the Lessor shall have received such opinions of counsel with respect thereto as it shall have reasonably requested. The Lessee also agrees to advise the Lessor promptly, in sufficient detail, of any Material Adverse Change relating to the type, quantity or quality of the Collateral or to the security interests granted to the Lessor therein. The Lessee as to itself hereby authorizes the Lessor to regard its printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of its authorized officers or agents;

            Section 21.06. Permit the Lessor or any agent thereof to have access


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to the Inventory and Equipment for purposes of inspection during normal business hours and upon reasonable notice to the Lessee;

            Section 21.07. Promptly notify the Lessor in writing of any material loss or damage to the Inventory or Equipment;

            Section 21.08. Not sell, assign, lease, mortgage, transfer or otherwise dispose of any interest in the Inventory or Equipment, except as permitted in the Financing Agreement;

            Section 21.09. Not use or permit the Inventory or Equipment to be used for any unlawful purpose or in violation of any applicable Law or for hire; and

            Section 21.10. Not permit the Equipment to become a part of or to be affixed to any real property of any Person.

            ARTICLE XXII. Insurance.

            Section 22.01. The Lessee shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Lessor from time to time. Each policy for: (i) liability insurance shall provide for all losses to be paid on behalf of the Lessor and the Lessee as their respective interests may appear; and (ii) property damage insurance shall provide for all losses to be paid directly to the Lessor. Each such policy shall in addition: (i) name the Lessor as an insured party thereunder (without any representation or warranty by or obligation upon the Lessor) as their interests may appear; (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Lessor notwithstanding any action, inaction or breach of representation and warranty by the Lessee; (iii) provide that there shall be no recourse against the Lessor for payment of premiums or other amounts with respect thereto; and (iv) provide that at least thirty (30) days' prior written notice of amendment to, cancellation of or lapse shall be given to the Lessor by the insurer. The Lessee shall, if so requested by the Lessor, deliver to the Lessor original or duplicate policies of such insurance and, as often as the Lessor may request, a report of a reputable insurance broker with respect to such insurance. Further, the Lessee shall, at the request of the Lessor, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5 and cause the respective insurers to acknowledge notice of such assignment.

            Section 22.02. Reimbursement under any liability insurance maintained by the Lessee pursuant to this Section 7 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (a) of this
Section 7 is not applicable, the Lessee shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by the Lessee pursuant to this Section 7 shall be paid to the Lessee as reimbursement for the costs of such repairs or replacements.

            ARTICLE XXIII. As to Accounts Receivable and Collateral Generally.

            Section 23.01. The Lessee shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts Receivable, at the location therefor specified in Schedule I hereto or, upon 30 days' prior written notice to the Lessor, at such other locations in a jurisdiction where all action required by Section 5 shall have been taken with respect to Accounts Receivable. The Lessee will hold and preserve such records and will permit representatives of the Lessor to inspect and make abstracts from such records.

            Section 23.02. The Lessee will not (i) amend, modify, terminate or waive any provision of any contract, license or agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such contract, license or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each material contract, license or agreement giving rise to an Account (other than any right of termination), except in a manner consistent with the ordinary and customary conduct of its business or (iii) fail to deliver to the Lessor upon its reasonable request a copy of each material demand, notice or document received by it relating in any way to any material contract, license or agreement giving rise to an Account.

            Other than in the ordinary course of business as generally conducted by the Lessee over a period of time, the Lessee will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

            Section 23.03. Except as otherwise provided in this subsection (c), the Lessee shall continue to collect, at its own expense, all amounts due or to become due to the Lessee under the Accounts Receivable. In connection with such collections, the Lessee may take (and, at the Lessor's discretion, shall take) such action as the Lessee or the Lessor may deem necessary or advisable to enforce collection of the Accounts Receivable; provided, however, that the Lessor shall have the right at any time, upon the occurrence and during the continuance of an Event of Default upon written notice to the Lessee of its intention to do so, to notify the account debtors or obligors under any Accounts Receivable of the assignment of such Accounts Receivable to the Lessor and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Lessee thereunder directly to the Lessor and, upon such notification and at the expense of the Lessee, to enforce collection of any such Accounts Receivable, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Lessee might have done. After receipt by the Lessee of the notice from the Lessor referred to in the proviso to the preceding sentence and as long as there is an Event of Default, (i) all amounts and proceeds (including instruments) received by the Lessee in respect of the Accounts Receivable shall be received in trust for the benefit of the Lessor, shall be segregated from other funds of the Lessee and shall be forthwith paid over to the Lessor in the same form as so received (with any necessary endorsement) to be held as Cash Collateral, or be applied as provided by Section 14(b), as determined by the Lessor, and (ii) the Lessee shall not adjust, settle or compromise the amount or payment of any Account Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, other than any discount allowed for prompt payment.

            Section 23.04. Upon the release of all Liens granted by Lessee to the Agent under and pursuant to the Financing Agreement, and provided that no Event of

Default has occurred and is continuing under the Lease Agreement, the Lessor will release its Lien in all Inventory and Accounts Receivable and all Proceeds thereof, but the Lessor will retain its Lien in all other Collateral, including but not limited to, the Equipment and all Proceeds of the Equipment.

            Section 23.05. Any delay, or omission by the Lessor to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by the Lessor. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

            Section 23.06. To the extent that the Lease Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other Person, then the Lessor shall have the right in its sole discretion to determine which rights, security, Liens, security interests or remedies Lessor shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Lessor's rights hereunder.

            Section 23.07. Upon the request of the Lessor, the Lessee will, at the sole expense of the Lessee, promptly and duly execute and deliver such further instruments and documents and take such further action as the Lessor may reasonably request for the purpose of obtaining or preserving the full benefits of the Lease Agreement and this Security Agreement and of the rights and powers herein and therein granted for the benefit of the Lessor.

            The Lessee will comply with the requirements of all state and federal Laws in order to grant to the Lessor valid and continuing security interests and Liens in the Collateral, subject only to the Permitted Encumbrances. The Lessor is hereby authorized by the Lessee to file any financing statements covering the Collateral whether or not the Lessee's signature appears thereon. The Lessee agrees to do whatever the Lessor may request, from time to time, by way of: filing notices of Liens, financing statements, amendments, renewals and continuations thereof; cooperating with the Lessor; keeping stock records; and performing such further acts as the Lessor may reasonably require in order to perfect the Liens contemplated by this Security Agreement in favor of the Lessor.

            Any reserves or balances to the credit of the Lessee and any other property or assets of the Lessee in the possession of the Lessor may be held by such holder as security for any Lease Obligations and applied in whole or partial satisfaction of such Lease Obligations when due. The Liens and security interests granted herein and any other Lien or security interest the Lessor may have in any other assets of the Lessee, shall secure payment and performance of all now existing and future Lease Obligations. The Lessor may in its discretion charge any or all of the Lease Obligations to the account of the Lessee when due. The Lessee shall give to the Lessor and/or shall cause the appropriate party to give to the Lessor, from time to time such pledge or security agreements with respect to patents, trademarks, capital stock and general intangibles of the Lessee, as the Lessor shall require to obtain valid and continuing Liens thereon and/or collateral assignments thereof.

            The Lease Agreement and the obligation of the Lessee to perform all of its covenants and obligations thereunder are further secured by a mortgage, deed of trust or assignment on the Real Estate. The Lessee has given to the Lessor the Mortgage (Brattleboro, Vermont) in order for the Lessor to obtain a valid and continuing Lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to the Lessor.

            ARTICLE XXIV. Transfer and Other Liens. The Lessee shall not:

            Section 24.01. Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted in the Financing Agreement.

            Section 24.02. Create or suffer to exist any Lien upon or with respect to any of the Collateral except Permitted Encumbrances.

            ARTICLE XXV. Lessor Appointed Attorney-in-Fact . The Lessee hereby irrevocably appoints the Lessor the Lessee's attorney-in-fact, with full authority in the place and stead of the Lessee and in the name of the Lessee, the Lessor or otherwise, to, after the occurrence and during the continuance of an Event of Default, take any action and to execute any instrument which the Lessor may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

            Section 25.01. to obtain and adjust insurance required to be paid to the Lessor pursuant to Section 7;

            Section 25.02. to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            Section 25.03. to receive, endorse, assign, and collect any and all checks, notes, drafts and other negotiable and non-negotiable instruments, documents and chattel paper, in connection with clause (a) or (b) above, and the Lessee waives notice of presentment, protest and non-payment of any instrument, document or chattel paper so endorsed or assigned;

            Section 25.04. to file any claims or take any action or institute any proceedings which the Lessor may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lessor with respect to any of the Collateral;

            Section 25.05. to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as full and effectually as if the Lessor were the absolute owner thereof;

            Section 25.06. to receive, open and dispose of all mail addressed to the Lessee and to notify postal authorities to change the address for delivery thereof to such address as the Lessor may designate;

            Section 25.07. to request from customers indebted on Accounts at any time, in the name of the Lessor or the Lessee or that of the Lessor's designee, information concerning the amounts owing on the Accounts;

            Section 25.08. to transmit to customers indebted on Accounts notice of the Lessor's interest therein and to notify customers indebted on Accounts to make payment directly to the Lessor for the Lessee's account; and

            Section 25.09. to take or bring, in the name of the Lessor or the Lessee, all steps, actions, suits or proceedings deemed by the Lessor necessary or desirable to enforce or effect collection of the Accounts. Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (f), (h) and (i) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing.

            The Lessee hereby ratifies and approves all acts other than those which result from the Lessor's gross negligence or willful misconduct, of the Lessor, as its attorney in-fact, pursuant to this Section 10, and the Lessor, as its attorney in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than those which result from the Lessor's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Security Agreement remains in effect.

            The Lessee also authorizes the Lessor, at any time and from time to time, to communicate in its own name with any party to any contract, agreement or instrument included in the Collateral with regard to the assignment of such contract, agreement or instrument and other matters relating thereto.

            ARTICLE XXVI. Lessor May Perform. If the Lessee fails to perform any agreement contained herein, the Lessor may itself perform, or cause performance of, such agreement, and the expenses of the Lessor incurred in connection therewith shall be payable by the Lessee under Section 14(b).

            ARTICLE XXVII. Lessor's Duties. The powers conferred on the Lessor hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lessor shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

            ARTICLE XXVIII. Remedies. If any Event of Default as defined in the Lease has occurred and is continuing:

            Section 28.01. the Lessor may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) and also may (i) require the Lessee to, and the Lessee hereby agrees that it will at its expense and upon the request of the Lessor forthwith, assemble all or part of the Collateral as directed by the Lessor and make it available to the Lessor at a place to be designated by the Lessor which is reasonably convenient to both parties and (ii) to enter the premises where any of the Collateral is located and take and carry away the same, by any of its representatives, with or without legal process, to the Lessor's place of storage, and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lessor's offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Lessor may deem commercially reasonable. The Lessee agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Lessee of the time and place of any public or private sale is to be made shall constitute reasonable notification. The Lessor shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lessor may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place it was so adjourned.

            Section 28.02. All cash proceeds received by the Lessor in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lessor, be held by the Lessor as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lessor pursuant to Section 13) in whole or in part by the Lessor against, all or any part of the Lease Obligations in such order as the Lessor shall elect. Any surplus of such cash or cash proceeds held by the Lessor and remaining after payment in full of all the Lease Obligations to the Lessor shall be paid over to the Lessee. If the proceeds of the sale of the Collateral are insufficient to pay all the Lease Obligations the Lessee agrees to pay upon demand any deficiency to the Lessor.

            Section 28.03. Immediately upon the occurrence of any Event of Default and so long as such Event of Default is continuing, the Lessor may to the extent permitted by Law: (i) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Lessor may use, at the Lessee's expense, such of the Lessee's personnel, supplies or space at the Lessee's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (ii) bring suit, in the name of the Lessee or the Lessor, and generally shall have all other rights respecting said Accounts, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Lessee or the Lessor; and (iii) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Lessor's sole option and discretion, and the Lessor may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Lessee.

            ARTICLE XXIX. Indemnity and Expenses.

            Section 29.01. The Lessee agrees to indemnify the Lessor from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Lessor's gross negligence or willful misconduct.

            Section 29.02. The Lessee will upon demand pay to the Lessor the amount of any and all expenses, including the fees and out of pocket disbursements of its counsel and of any experts and agents, which the Lessor may incur in connection with (i) filing or recording fees incurred in connection with this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lessor hereunder, or (iv) the failure by the Lessee to perform or observe any of the provisions hereof. The Lessor shall not be liable to the Lessee for damages as a result of delays, temporary withdrawals of the Equipment from service or other causes other than those caused by the Lessor's gross negligence or willful misconduct.

            ARTICLE XXX. Amendments; Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by the Lessee herefrom shall in any event be effective unless the same shall be in writing and signed by the Lessor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            ARTICLE XXXI. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and, if to the Lessee, mailed or delivered by messenger or sent by facsimile, addressed to it at the address of the Lessee specified in the Lease Agreement; and if to the Lessor, mailed or delivered by messenger or sent by facsimile to it, addressed to it at the address of the Lessor specified in the Lease Agreement; or as to any such party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or delivered by messenger or sent by facsimile, respectively, be effective when received in the mails or delivered to the messenger or sent by facsimile, respectively, addressed as aforesaid.

            ARTICLE XXXII. Continuing Security Interest; Transfer of Lease.
This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Lease Obligations (after the termination of the Lease Agreement), (ii) be binding upon the Lessee, its successors and assigns, and (iii) inure to the benefit of the Lessor and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), subject to the terms of the Lease Agreement the Lessor may assign or otherwise transfer all or a portion of its rights and obligations under the Lease Agreement to any other Person and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lessor herein or otherwise. Upon the payment in full of the Lease Obligations (after the termination of the Lease Agreement), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Lessee. Upon any such termination, the Lessor will, at the Lessee's expense, execute and deliver to the Lessee such documents as the Lessee shall reasonably request to evidence such termination.

            ARTICLE XXXIII. Governing Law; Terms. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Lease Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

            ARTICLE XXXIV. Miscellaneous. This Security Agreement is in addition to and not in limitation of any other rights and remedies the Lessor may have by virtue of any other instrument or agreement heretofore, contemporaneously herewith or hereafter executed by the Lessee or by applicable Law or otherwise. If any provision of this Security Agreement is contrary to applicable Law, such provision shall be deemed ineffective without invalidating the remaining provisions hereof. If and to the extent that applicable Law confers any rights in addition to any of the provisions of this Security Agreement, the affected provision shall be considered amended to conform thereto. The Lessor shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder. A waiver by the Lessor of any right or remedy hereunder on any one occasion, shall not be construed as a bar to or waiver of any such right or remedy which the Lessor would have had on any future occasion nor shall the Lessor be liable for exercising or failing to exercise any such right or remedy.

            Article XXXV. Waiver of Trial by Jury. THE PARTIES TO THIS SECURITY AGREEMENT ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NONJURY TRIALS. THE PARTIES TO THIS SECURITY AGREEMENT AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE IN A COURT LOCATED IN NEW YORK COUNTY BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS SECURITY AGREEMENT, EACH PARTY TO THIS SECURITY AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SECURITY AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            IN WITNESS WHEREOF, the Lessee has caused this Security Agreement to be duly executed and delivered by its agent thereunto duly authorized as of the date first above written.



                                    FIBERMARK OFFICE PRODUCTS, LLC

                                    By: FIBERMARK FILTER AND
                                        TECHNICAL PRODUCTS, INC.,
                                          its sole Member


                                          By: _________________________
                                              Name:
                                              Title:



THE CIT GROUP/EQUIPMENT FINANCING, INC.


By:  _________________________
     Name:
     Title:

                                   SCHEDULE I
                              to Security Agreement

                  Place of Business and Locations of Collateral


Chief Place of Business
  and Chief Executive Office

             FiberMark Office Products, LLC
             161 Wellington Road
             P.O. Box 498
             Brattleboro, Vermont  05302

Location of Inventory

      FiberMark Office Products, LLC


                                     S-I-1

                                   SCHEDULE II
                              to Security Agreement

                                   Real Estate


                                     S-II-1

                                    ANNEX I
                             to Security Agreement

            Accounts shall mean all of the Lessee's now existing and future: (a) Accounts Receivable (whether or not specifically listed on schedules furnished to the Lessor), and any and all instruments, documents, contract rights, chattel paper, general intangibles, to the extent they are payments due for goods sold or services rendered including, without limitation, all accounts created by or arising from all of the Lessee's sales of goods or rendition of services to its customers, (b) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (d) reserves and credit balances arising hereunder; (e) guarantees or collateral for any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all the foregoing.

            Accounts Receivable means any right to payment for goods sold by or services rendered by the Lessee, including all accounts arising from sales or rendition of services made under any of the Lessee's trade names or styles, or through any of the Lessee's divisions; regardless of how such right is evidenced, whether secured or unsecured, or now existing or hereafter arising.

            Depository Accounts shall mean those accounts owned by, and in the name of, the Agent and designated by the Agent for the deposit of proceeds of Collateral.

            Good Faith Contest means the contest of an item if: (a) the item is diligently contested in good faith by appropriate proceedings timely instituted;
(b) adequate reserves are established with respect to the contested item; (c) during the period of such contest, the enforcement of the contested item is effectively stayed; and (d) the failure to pay or comply with the contested item during the period of such contest could not result in a Material Adverse Change.

            Indebtedness shall mean at any date:

(a) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations);

(b) obligations as lessee under Capital Leases;

(c) reimbursement obligations under letters of credit issued for the account of any Person;

(d) all reimbursement obligations arising under bankers' or trade acceptances;

(e) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss;

(f) all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed; and

(g) all obligations under any agreement providing for a swap, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to


                                     A-I-1
interest payable on any of the items described in this definition.

            Law means any treaty, foreign, federal, state or local statute, law, rule, regulation, ordinance, order, code, policy, or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

            Lease Obligations shall mean (i) the payment and performance of each and every obligation, covenant and agreement of the Lessee now or hereafter existing, and the observance by the Lessee of every condition contained in the Lease Agreement, whether for Rent (including without limitation Supplemental Rent payable to any Person), indemnification, fees, expenses or otherwise, and notwithstanding that any such obligation, covenant, agreement or condition shall be contained in an amendment or supplement to the Lease Agreement, or in any extension or renewal of any thereof or replacement therefore, (ii) the payment of all sums advanced or incurred in accordance herewith by or on behalf of the Lessor to protect the Collateral with interest thereon, (iii) the performance of every obligation, covenant and agreement of the Lessee and the observance by the Lessee of every condition contained in any agreement now or hereafter executed by the Lessee and the observance by the Lessee of every condition contained in any agreement now or hereafter executed by the Lessee which recites that the obligations thereunder are secured by this Security Agreement and (iv) the payment of all sums, with interest thereon from the date any such payment is due to the date of payment thereof, that may become due and payable to or for the benefit of the Secured Party pursuant to the terms of this Security Agreement; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of the Lessee under any instrument now or hereafter evidencing or securing any of the foregoing.

            Material Adverse Change means (a) a material adverse change in the status of the business, results of operations, condition (financial or otherwise), prospects, profitability, assets, operations, or property of Lessee, or (b) any event or occurrence of whatever nature which could have a material adverse effect on the Lessee's ability to perform its obligations under the Lease Agreement.

            Mortgage (Brattleboro, Vermont) means a Mortgage Deed, Assignment of Leases and Rents and Security Agreement, dated as of April 29, 1994, from Specialty Paperboard, as Mortgagor, to CITEF, as Mortgagee, which was recorded in the Town Clerk's Office of Brattleboro, Vermont (the "Records") on May 4, 1994 in Book 242, Page 703, as modified by that certain Mortgage Modification Agreement dated as of September 29, 1995, which was recorded in the Records on October 10, 1995 in Book 250, Page 799, and as otherwise amended, modified or supplemented from time to time.

            Permitted Encumbrances shall mean:

(a) Liens expressly permitted, or consented to, by the Agent;

(b) Liens expressly permitted, or consented to, by the Lessor pursuant to the Lease Agreement in the event that all Liens granted by Lessee to the Agent under and pursuant to the Financing Agreement have been released;

(c) Purchase Money Liens;


                                     A-I-2

(d) Permitted Liens;

(e) Liens granted the Agent by the Lessee or any Guarantor;

(f) Liens granted the Lessor by the Lessee in the event that all Liens granted by Lessee to the Agent under and pursuant to the Financing Agreement have been released;

(g) Liens of judgment creditors provided such Liens do not exceed, in the aggregate, at any time, Two Hundred Fifty Thousand Dollars ($250,000) (other than Liens bonded or insured to the reasonable satisfaction of the Agent or the Lessor in the event that all Liens granted by Lessee to the Agent under and pursuant to the Financing Agreement have been released);

(h) Liens for taxes not yet due and payable or which are the subject of a Good Faith Contest and which Liens are not x) other than with respect to Real Estate, senior to the Liens of the Agent or y) for taxes due the United States of America; provided, however, that in no event shall any Environmental Lien be deemed to be a Permitted Encumbrance;

(i) Liens granted to the Lessor securing its obligations under the Lease Agreement; and

(j) Liens granted to the Lessee or any Guarantor on any of its assets other than
(i) the Lessee's Equipment, (ii) each Guarantor's and the Lessee's Accounts and
(iii) each Guarantor's and the Lessee's Inventory.

            Permitted Liens shall mean:

            i. Liens of local, provincial, or state authorities for franchise or other like taxes provided the aggregate amounts secured by such Liens shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any one time;

            ii. statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens imposed by Law, created in the ordinary course of business and for amounts not yet due or which are the subject of a Good Faith Contest;

            iii. deposits made (and the Liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of Indebtedness), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

            iv. easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which are listed in Schedule B of the title insurance policy delivered to the Agent pursuant to the Financing Agreement and delivered to the Lessor; provided, however, that in no event shall any Environmental Lien be deemed to be a Permitted Lien.

            Proceeds shall have the meaning assigned to it in the Uniform Commercial Code, and in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Lessor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Lessor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any


                                     A-I-3
part of the Collateral by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of governmental authority);
(iii) any and all accounts arising out of, any chattel paper evidencing, any lease of, and any and all other rents or profits or other amounts from time to time paid or payable in connection with, any of the Collateral; and (iv) any and all proceeds of any sale, transfer or other disposition of the Collateral.

            Purchase Money Liens shall mean Liens on any item of equipment acquired by the Lessee after the date of the Financing Agreement provided that
(a) each such Lien shall attach only to the property to be acquired, (b) a description of the property so acquired is furnished to the Agent and the Lessor, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, Five Hundred Thousand Dollars ($500,000) in any Fiscal Year.

            Real Estate shall mean the Lessee's fee and/or leasehold interests in the real property located at Brattleboro, Vermont which has been encumbered, mortgaged, pledged or assigned to the Lessor.

            Security Documents means this Security Agreement, the Mortgage (Brattleboro, Vermont) and any other security agreement granting a Lien on any assets of the Lessee to secure the Lease Obligations.


                                     A-I-4

                                                                    DRAFT 2/1/98


                           SECOND AMENDED AND RESTATED


                               SECURITY AGREEMENT


                                     between


                         FIBERMARK OFFICE PRODUCTS, LLC


                                       and

                     THE CIT GROUP/EQUIPMENT FINANCING, INC.



                            Dated: December 31, 1997

                                      Index

                                                                            Page
                                                                            ----

PRELIMINARY STATEMENTS  10

  SECTION 1.  GRANT OF SECURITY                                               10
  SECTION 2.  SECURITY FOR LEASE OBLIGATIONS................................  12
  SECTION 3.  THE LESSEE REMAINS LIABLE.....................................  12
  SECTION 4.  REPRESENTATIONS AND WARRANTIES................................  12
  SECTION 5.  FURTHER ASSURANCES ...........................................  13
  SECTION 6.  AS TO EQUIPMENT AND INVENTORY.................................  16
  SECTION 7.  INSURANCE ....................................................  19
  SECTION 8.  AS TO ACCOUNTS RECEIVABLE.....................................  20
  SECTION 9.  TRANSFER AND OTHER LIENS......................................  22
  SECTION 10. LESSOR APPOINTED ATTORNEY-IN-FACT.............................  22
  SECTION 11. LESSOR MAY PERFORM ...........................................  23
  SECTION 12. LESSOR'S DUTIES ..............................................  23
  SECTION 13. REMEDIES......................................................  23
  SECTION 14. INDEMNITY AND EXPENSES........................................  24
  SECTION 15. AMENDMENTS; ETC...............................................  25
  SECTION 16. ADDRESSES FOR NOTICES.........................................  25
  SECTION 17. CONTINUING SECURITY INTEREST; TRANSFER OF LEASE...............  25
  SECTION 18. GOVERNING LAW; TERMS .........................................  25
  SECTION 19. MISCELLANEOUS ................................................  26

Schedule I.........................................................S-I-1

Schedule II.......................................................S-II-1

Annex I............................................................A-I-1